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                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON D.C. 20549

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                                      FORM 8-K



                  Current Report Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):      September 4, 1998

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                            HARRAH'S ENTERTAINMENT, INC.
               (Exact name of registrant as specified in its charter)


                 DELAWARE                      1-10410           61-1411755
       (State or other jurisdiction          (Commission      (I.R.S. Employer
     of incorporation or organization)       File Number)   Identification No.)

             1023 CHERRY ROAD
            MEMPHIS, TENNESSEE                                     38117
 (Address of Principal Executive Offices)                        (Zip Code)

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                                   (901) 762-8600
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                (Registrant's telephone number, including area code)



           -------------------------------------------------------------
           (Former name or former address, if changed since last report.)


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Item 5.   Other Events

          On August 9, 1998, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with HEI Acquisition Corp. III, a Nevada corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Rio Hotel & Casino, Inc., a Nevada corporation ("Rio"), providing for the merger of Merger Sub with and into Rio with Rio as the surviving corporation. The Merger Agreement as executed contemplated that the merger would be accounted for as a "pooling of interests" and included as a condition to the Registrant's obligation to effect the merger the Registrant's receipt of a letter from its public accountants as to the appropriateness of such accounting treatment (the "Pooling Condition"). Having now determined that the purchase method is the appropriate accounting treatment for the merger, the Registrant, Merger Sub and Rio today executed a First Amendment to the Agreement and Plan of Merger (the "Amendment"), eliminating the Pooling Condition as well as certain other provisions related to pooling of interests accounting treatment .

          For additional information concerning the foregoing, reference is made to the Registrant's press release dated September 4, 1998 and the Amendment, copies of which are attached as exhibits hereto and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

     2.1 First Amendment to the Agreement and Plan of Merger, dated as of September 4, 1998, by and among Harrah's Entertainment, Inc., HEI Acquisition Corp. III and Rio Hotel & Casino, Inc.

     99.1 Text of Press Release, dated September 4, 1998.


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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HARRAH'S ENTERTAINMENT, INC.


Date:  September 4, 1998                By:   /s/  Charles L. Atwood
                                           -------------------------------------
                                        Name:     Charles L. Atwood
                                        Title:    Vice President and
                                                  Treasurer


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